UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2017, the board of directors (the “Board”) of Flotek Industries, Inc. (the “Company”) approved increasing the size of the Board from seven directors to eight directors and unanimously appointed Michelle M. Adams to serve as a director of the Company effective immediately. Ms. Adams is World Wide Vice President, Watson Platform at IBM, where she previously served as Vice President, Customer Engagement. In the past, she has also held various sales leadership roles at Tivoli Systems, StorageNetworks and Digex, Inc. Ms. Adams received her bachelor’s degree from Villanova University.

There are no arrangements or understandings between Ms. Adams and any other persons pursuant to which Ms. Adams was selected as a director. Ms. Adams will be appointed to the Company’s Corporate Governance and Nominating Committee. Ms. Adams has not been involved in any related transactions or relationships with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Adams’s appointment to the Board, she will be compensated in accordance with the Company’s customary compensation practices for non-employee directors as disclosed in the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on March 23, 2016, including a grant of shares of restricted common stock of the Company.

Item 7.01	Regulation FD Disclosure.

On January 30, 2017, the Company issued a press release announcing the appointment of Ms. Adams to the Board. The January 30, 2017 press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated January 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 30, 2017	/s/ Robert M. Schmitz
Robert M. Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 30, 2017.